Exhibit 10.21

TETRA TECH, INC.

STOCK APPRECIATION RIGHTS AGREEMENT

This Agreement made is made between Tetra Tech, Inc. (the “Company”) and                                            (referred to as “you” or “your” throughout this Agreement).

In recognition of your valuable services to the Company, the Company wishes to provide you with stock appreciation rights (“SARs”) relating to and associated with the Company’s common stock, par value $.01 per share (“Common Stock”), on the terms set forth in this Agreement:

1.                                      Grant, Subject to Terms of Plan.

Effective                                  (the “Grant Date”), the Company grants you                          SARs with a grant price of $            per SAR (the “Exercise Price”).

The Company has granted these SARs subject to all of the terms and conditions of the Company’s 2005 Equity Incentive Plan (the “Plan”).  This Agreement incorporates the Plan’s provisions as if set forth in their entirety in this document.

A copy of the Plan is on file in the office of the Secretary of the Company.

2.                                      Vesting in SARs.  Except as described in any special attachment to this Agreement, initially you have no vested interest in the SARs granted to you pursuant to this Agreement.  However, if you continue to be employed by the Company, you will be vested in 25% of the SARs granted hereunder on each anniversary of the grant date.

Also, you will become fully vested in the SARs covered by this Agreement regardless of your years of service upon any of the following events:

(a)                                  Your “Disability” (as defined in the Plan);

(b)                                 Your death; or

(c)                                  A “Change of Control” of the Company (as defined in the Plan).

The Committee retains the discretion to accelerate vesting in any situation it deems appropriate.

Any SARs that have not become vested as of the date you terminate employment with the Company for reasons other than your death or Disability shall be forfeited, and you shall not be entitled to any payments in respect of such forfeited SARs.

3.                                      Exercise of Vested SARs; Expiration Date.   You may elect to exercise any SAR once it has vested.  Upon exercise you will receive the amount described in Section 4.  You may not elect to exercise fewer than          vested SARs at a time unless it is for the balance of your vested SARs.

Each vested SAR expires upon the first to occur of the following:

(a)                                  The 8th anniversary of the Grant Date;

(b)                                 Ninety days after you involuntarily leave the employ of the Company (but not earlier than the last day for which you receive a severance payment); provided, however, that each SAR shall expire immediately upon any involuntary termination for Wrongful Conduct (as defined below).

(c)                                  Immediately after you voluntarily leave the employ of the Company; provided, however, that:

(i)                                     If you retire from the Company, each SAR shall expire on the earlier to occur of the anniversary of the Grant Date specified above in 3(a) or one year from the date of your retirement; and

(ii)                                  If you die or become disabled while employed with the Company, each SAR shall expire five years from the date of your death or termination due to Disability.

(d)                                 Immediately upon the date you first engage in Wrongful Conduct.  For purposes of this Agreement, “Wrongful Conduct” means any activity inimical, contrary or harmful to the interests of the Company, as determined in good faith by the Company.  “Wrongful Conduct” shall include, but shall not be limited to, the following:

(i)                                     competing, directly or indirectly (as an owner, employee or agent), with any business of the Company,

(ii)                                  violating the Company’s Code of Conduct or any other formal policy of the Company;

(iii)                               soliciting any present or future employees of the Company to terminate or forego employment with the Company;

(iv)                              soliciting any present or future customers of the Company to terminate or forego a business relationship with the Company; or

(v)                                 disclosing or misusing any confidential or proprietary information regarding, or trade secrets of, the Company.

4.                                      Determination of Amount Payable to You.  Upon exercise or settlement of your SARs (referred to as a “Settlement Date”), you will receive a payment in Common Stock from the Company in an amount determined by multiplying:

(a)                                  the excess of the Fair Market Value of one share of Common Stock on the Settlement Date over the Exercise Price,

by

(b)                                 the number of SARs exercised or settled.

The dollar amount so derived shall be divided by the Fair Market Value of one share of Common Stock on the Settlement Date; and the resulting number shall be the number of shares of Common Stock paid to you.  Payment with respect to fractional shares shall be made in cash.

5.                                      Timing of Payment.  The amount determined pursuant to Section 4 shall be paid to you (or in the event of your death, to your beneficiary or beneficiaries — which you may designate by completing and returning the attached Exhibit A) in a lump sum within 30 days from the Settlement Date.

6.                                      Restrictions on Transfer.  The SARs granted hereunder are not transferable, except by designation of a death beneficiary or beneficiaries on Exhibit A to this Agreement, by will (in the event a beneficiary designation is not made or is for any reason ineffective), the laws of descent and distribution, or pursuant to a domestic relations order.

7.                                      No Guarantee of Employment.  In consideration for the SARs granted to you hereunder, you agree to perform faithfully and diligently the responsibilities and duties assigned to you by the Company throughout the course of your employment. However, nothing contained herein confers upon you any rights as a stockholder or confers on you any right to continued employment with the Company or its Subsidiaries, or interferes with the right of the Company or its Subsidiaries to terminate your employment at any time.

8.                                      Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

9.                                      Severability. Whenever feasible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

10.                               Successors and Assigns.  Except as otherwise provided herein, this Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

11.                               Amendment and Termination.  This Agreement shall remain in full force and effect until payment has been made for all unpaid vested SARs granted hereunder to you or either this Agreement or the Plan is terminated, whichever first occurs.  The Company may unilaterally amend or terminate the Plan and/or this Agreement at anytime, except that any such amendment or termination shall not affect your rights to payment for any previously unpaid then vested SARs, as shown on the records with respect to your SAR account as of the effective date of such amendment or termination.

IN WITNESS WHEREOF, the Company has executed this Agreement as of the day and year first above written.

TETRA TECH, INC.

By:

Please indicate your acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy of this Agreement to the Company. IF A FULLY EXECUTED COPY OF THIS AGREEMENT HAS NOT BEEN RECEIVED BY THE STOCK PLAN ADMINISTRATOR OF THE COMPANY, THE COMPANY SHALL REVOKE ALL SARS GRANTED TO YOU, AND AVOID ALL OBLIGATIONS, UNDER THIS AGREEMENT.

The undersigned hereby accepts, and agrees to, all terms and provisions of this Agreement.

Signature

Printed Name:

Date:

EXHIBIT A

BENEFICIARY DESIGNATION

Name of Plan:

Your Name

Date this form is signed:

The following payees are designated to receive death payments from the Plan:

Personal Payee as Direct Beneficiary

First Name — Middle Initial — Last Name                  Relationship to You                                      Date of Birth

Personal Payee as Contingent Beneficiary

First Name — Middle Initial — Last Name                  Relationship to You                                      Date of Birth

Trustee as Direct Beneficiary

Trustee as Contingent Beneficiary

Certification Statement:

By signing this Beneficiary Designation form I hereby certify that I have read and understand the terms of the Company’s 2005 Equity Incentive Plan and this Stock Appreciation Rights Agreement.

Signature of Beneficiary